Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

Cheryl Isen, Principal, Isen and Company
(425) 222-0779 or Cheryl@IsenandCo.com

Investor Relations:
Rick Lutz, LC Group (404) 261-1196 or LCGroup@mindspring.com

IMPART MEDIA GROUP ANNOUNCES MANAGEMENT TEAM RESTRUCTURING
Changes Made to Further Optimize Company Growth Opportunities

Seattle, WA June 23, 2006— Impart Media Group, Inc. (OTCBB: IMMG), an innovator in the creation of out-of-home digital advertising content and information network management, announced today that it has restructured its executive management team to optimize Company talent to capitalize on future growth opportunities. Effective June 1, 2006, the following changes were made:

▪
Thomas C. Muniz, formerly Impart Media Group (Impart) Chief Operating Officer, has been promoted and will take on the added responsibility of Company President, with a focus on accelerating project deliverables and enhancing P&L.

▪	Laird Laabs, co-founder and formerly President of Impart, has assumed the role of Chief Marketing Officer, to aggressively drive the Company’s external and client marketing efforts.
▪	Michael Medico, formerly President of E&M Advertising, is now President of Impart Media Advertising and responsible for all Company advertising efforts.

Additional members of the Impart executive management team remain the same and include Joseph F. Martinez, Chairman and CEO; Steve Corey, co-founder and Chief Strategy Officer; and Todd Weaver, Chief Technical Officer. The Company is also actively recruiting to fill a Senior Vice President and General Manager of Sales position in addition to permanently filling the Vice President of Finance position.

IMPART Chairman and CEO Joseph F. Martinez stated, “Our expansion from a privately held company required that we put a management structure in place that would enable the company to grow to the next level while still maintaining a relatively flat and responsive entrepreneurial environment. Our intent is keep strategic direction and company vision at the C-level positions and push day-to-day.” We are very proud that Impart’s executive management team brings an unprecedented 75+ plus years of experience in technology, digital signage and the emerging out-of-home digital media advertising sector.” Martinez continued, “With this deep and consistent level of talent we are in the fortunate position to be able to shift talent resources as needed to maximize the Company’s market opportunities. In all my years with Fortune 500 and venture-funded companies, I have never seen such a cross section of truly exceptional men and women.”

About Impart Media Group, Inc.
Impart Media Group, Inc., (OTC Bulletin Board: IMMG), headquartered in Seattle, Washington, is a rapidly expanding digital signage leader in the emerging out-of-home media sector. The company is seeking to create a broad, integrated one-stop communications media company focused on digital signage and networked advertising offerings for leading brands in industries such as retail, grocery, banking, restaurants, hospitality, government and public spaces, among others. The company’s digital media solutions enable the simultaneous delivery of video content to a variety of remote audiences in real time, allowing for immediate customization of messages through a centralized network operations center. More information please visit: www.impartmedia.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995. This news release may contain forward-looking statements relating to the success of any of the Company’s strategic initiatives, the Company’s growth and profitability prospects, the benefits of the Company’s products to be realized by customers, the Company’s position in the market and future opportunities therein, the deployment of Impart products by customers, and future performance of Impart Media Group. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, among others, risks involved in the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company's customers and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission (SEC). You should not place undue reliance upon any such forward-looking statements, which are based on management's beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management's beliefs or opinions change.

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